Exhibit 3.89

Form LLC-5.5	Illinois
June 2005	Limited Liability Company Act
	Articles of Organization	FILE # 0157 539 2
Secretary of State Jesse White
Department of Business Services		This space for use by Secretary of State.
Limited Liability Division	SUBMIT IN DUPLICATE
Room 351 Howlett Building	Must be typewritten
501 S. Second St.
Springfield, IL 62756	This space for use by Secretary of State.	FILED 07/22/2005
www.cyberdriveIllinois.com
	Filing Fee: $500	JESSE WHITE
Payment must be made by certified
check, cashier’s check, Illinois	Approved: LB	SECRETARY OF STATE
attorney’s C.P.A.’s check or money
order payable to Secretary of State.

1.	Limited Liability Company Name:	Kimball Hill Urban Centers Chicago Two, L.L.C.

The LLC name must contain the words Limited Liability Company, L.L.C. or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc., Ltd., Co., Limited Partnership or L.P.

2.	Address of principal place of business where the records of the company are to be kept: (P. O. Box alone or c/o are
	unacceptable.)	5999 New Wilke Road, Suite 504
Rolling Meadows, IL 60008

3.	Articles of Organization effective on: (check one)
☒ the filing date
Month, Day, Year
☐ a later date (but not more than 60 days subsequent to the filing date):
Month, Day, Year
4.	Registered Agent’s Name and Registered Office Address:
	Registered Agent:	CT Corporation System
		First Name	Middle Initial	Last Name

	Registered Office:	208 South LaSalle Street
	(P.O. Box alone or	Number	Street	Suite #
	c/o is unacceptable.)	Chicago	60604	Cook
		City	ZIP Code	County

5.	Purpose of purposes for which the Limited Liability Company is organized: (If more space is needed, attach additional 8 1/2” x 11” sheets.)

“The transaction of any of all lawful business for which Limited Liability Companies may be organized under this Act.”

Business Code #531390

6.	Latest date, if any, upon which the company is to dissolve:		perpetual
	(Leave blank if duration is perpetual.)		Month, Day, Year

OPTIONAL:

7.	Other agreed upon events of dissolution and/or provisions for the regulation of the internal affairs of the Company. (If more space is needed, attach additional 8 1/2” x 11” sheets.)

Regulation of the internal affairs of the Company and its Members and Managers shall be governed by an Operating Agreement (Pursuant to Sec. 15-5 of the Act).

8.	The Limited Liability Company: (Check one of a or b below.)
a. ☐ is managed by the manager(s) (List names and business addresses.)

b. ☒ has management vested in the member(s) (List names and addresses.)

Kimball Hill Urban Centers, L.L.C. 0099 139 2
5999 New Wilke Road, Suite 504
Rolling Meadows, IL 60008

9.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

	Dated	July 22	,	2005
		Month, Day		Year

1.	/s/ James A. Moehling	1.	131 S. Dearborn Street, 30th Floor
	Signature		Number	Street

	James A. Moehling, Organizer		Chicago
	Name and Title (type or print)		City/Town
			Illinois	60603
	Name if a corporation or other entity		State	ZIP Code
2.		2.
	Signature		Number	Street

	Name and Title (type or print)		City/Town

	Name if a corporation or other entity		State	ZIP Code
3.		3.
	Signature		Number	Street

	Name and Title (type or print)		City/Town

	Name if a corporation or other entity		State	ZIP Code

Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.